Exhibit 3.16

BYLAWS

OF

VAN PAPER COMPANY

ARTICLE I

OFFICES

1. Registered Office. The registered office of the corporation shall be located at 1400 Trustmark National Bank Building, Jackson, Mississippi 39201 and the resident agent for the corporation at such address is Walter s. Weems.

2. Principal Offices. The corporation shall maintain its principal offices at 1375 one Jackson Place, Jackson, Mississippi 39201 or at such other place as the Board of Directors may from time to time designate.

ARTICLE II

MEETING OF SHAREHOLDERS

1. Place. All meetings of shareholders shall be held at the principal offices of the corporation or at such other place as shall be determined, from time to time, by the Board of Directors. The place of any meeting shall be stated in the notice and call of the meeting.

2. Annual Meetings. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the date and at the time selected by the Board of Directors and stated in the notice and call of meeting.

3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the President or by a majority of the Board of Directors and, except as provided to the contrary in the articles of incorporation shall be called at any time by the President or the Board of Directors upon the written demand of shareholders owning ten percent of the outstanding shares of the corporation entitled to vote on the proposal to be considered at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of meeting.

4. Notice. Written or printed notice stating the place, date and time of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given at least ten days and not more than sixty days prior to the meeting, at the direction of the President, ·officer or other persons calling the meeting. Such notice shall be given to each shareholder of record entitled to vote at the meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the meeting as originally called. If, however, the adjournment is to a date more than one hundred twenty days after the date fixed for the original meeting or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose. A record date fixed by the Board of Directors may not be more than seventy days before the meeting or action requiring a determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors relative thereto is adopted, as the case may be, shall be the record date for such determination of shareholders.

A record date fixed by the Board of Directors for a meeting of shareholders shall, unless otherwise provided by the Board of Directors, be effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

6. Voting List. The Secretary shall prepare a complete list of shareholders entitled to vote at the ensuing meeting, arranged in alphabetical order by voting group (and within each voting group by class or series) and showing the address of and number of shares held by each. The list shall be kept on file either at the principal office of the corporation or at a place in the city where the meeting will be held identified in the notice for the meeting, for the period beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. During such period, subject to the requirements of law, the list shall be available for examination and copying during regular business hours upon the written demand of and at the expense of any shareholder or his agent or attorney. The list shall also be available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. Less than a quorum may, however, be adjourned, from time to time, to a future date by a majority vote of the shares present and entitled to vote.

8. Voting of Shares. Except as provided by law or the articles of incorporation, each outstanding share is entitled to one vote upon each matter submitted to a vote at any meeting of shareholders. If a quorum is present for the meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater number is required by law or by the articles of incorporation for any specific purpose. If required by law or if demanded by any shareholder, voting at all meetings shall be by written ballot. Each ballot shall be signed by the shareholder or the proxy and shall state the number of shares voted. Holders of the voting rights of shares in a fiduciary, trust or similar capacity may be required by the corporation to provide evidence of such capacity.

9. Proxies. Each shareholder having the right to vote shall be entitled to vote either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by an appointment form, either personally or by his attorney-in-fact. An appointment shall be valid for eleven months from the date of its execution, unless a longer period is expressly provided in the appointment form.

11. Cumulative Voting. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

12. Informal Action. Unless otherwise provided by law or in the articles of incorporation, any action of the shareholders required to be taken, or which may be taken, at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing setting forth the action so taken shall be signed by all the shareholders entitled to vote thereon and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any document filed with any governmental agency or body. The consents may be executed in any number of counterparts, all of which together shall be deemed one instrument.

ARTICLE III

BOARD OF DIRECTORS

1. General Powers. Except as provided in the articles of incorporation, the management of the affairs, property and business of the corporation shall be vested in the Board of Directors.

2. Number and Tenure. Unless otherwise provided in the articles of incorporation and subject to the limitations of law, the number of directors of the corporation shall be determined by the resolution of the Board of Directors. No decrease in the number of directors shall ever have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders following his election or until his successor shall have been elected and qualified or until there is a decrease in the number of directors.

3. Vacancies. Unless otherwise provided in the articles of incorporation, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, shall be filled by the remaining directors. A director thus elected to fill any vacancy shall hold office until the next annual meeting of shareholders following his election or until his successor is elected and qualified or until there is a decrease in the number of directors.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held on such date, at such place and at such time as may be determined by the Board of Directors.

5. Special Meetings. Special meetings may be called at any time by the Chairman of the Board of Directors or by a majority of the Board of Directors. Notice of the date, time and place of special meetings shall be given at least two days in advance thereof. Special meetings of the Board of Directors shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors or other person calling the meeting.

6. Quorum:Voting. A majority of the number of directors fixed or prescribed immediately before the meeting begins shall constitute a quorum, and a majority of those present and voting shall be the action of the Board of Directors. A majority of the Board of Directors present, whether or not a quorum, may adjourn any meeting to a subsequent day without further notice until a quorum can be had.

7. Organization. The Board of Directors may select a Chairman who shall preside at all meetings of the Board of Directors and shareholders and perform such other duties as may be designated by resolution of the Board of Directors. In the absence of the appointment of a Chairman, the President shall perform the functions of a Chairman. Subject to applicable law, the Board of Directors may create one or more committees, define the authorities and duties thereof and appoint members of the Board_of Directors to serve thereon. All such committees shall keep regular minutes of their actions which shall be furnished to the Board of Directors at its next meeting.

8. Compensation. No compensation shall be paid directors for their services, except as provided by these bylaws. Unless otherwise provided by the articles of incorporation, by resolution of the Board of Directors, directors may be paid i) a periodic salary for their services, ii) fees for attendance of Board of Directors meetings and special or standing committee meetings, and iii) any reasonable expenses incurred in attending any Board of Directors or committee meeting.

9. Informal Action. Unless otherwise provided by law or in the articles of incorporation, any action of the corporation required to be taken, or which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote thereon and included in the minutes or filed with the corporate records reflecting the action taken. Such consent shall have the same force and effect as a unanimous vote of directors and may be stated as such in any document.

10. Action by Simultaneous Communication. Unless otherwise provided by the articles of incorporation, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE IV – OFFICERS

1. Number. The officers of the corporation shall be a President and a Secretary/Treasurer and such other officers designated, from time to time, by the Board of Directors. The same individual may simultaneously hold more than one office in the corporation.

2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors. Each officer shall hold office until his successor has been elected and qualified or until his death, resignation or removal from office in the manner hereinafter provided. If so authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.

3. Removal. Any officer or agent elected and appointed by the Board of Directors may be removed at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or assistant officer appointed by another officer may be removed by the officer appointing such officer.

4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors, or by the officer who appointed such officer, for the unexpired portion of the term.

5. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors and of any duly authorized committee of directors, shall have general supervision of the affairs of the corporation. The President shall make reports to the

Board of Directors and shareholders and perform all other duties as are incident to his office or required of him by the Board of Directors. In the event the Board does not elect a Chairman, the President shall preside at all meetings of shareholders.

6. Vice President. The Vice President or any additional or assistant Vice President shall perform such duties as may be assigned, from time to time, by the President or by the Board of Directors. The Vice President shall perform and be vested with all of the duties and powers of the President in the event of the death, resignation, removal, disqualification, disability or absence of the President.

7. Treasurer. The Treasurer shall have the custody of all funds and securities of the corporation and shall keep regular books of account. He shall receive and disburse all funds of the corporation and shall render to the Board of Directors, from time to time, as may be required of him an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which may be required of him by the Board of Directors.

8. Secretary. The Secretary shall keep the minutes of the meetings of shareholders and of the Board of Directors and, upon request, of any_committees of the Board of Directors, in one or more books provided for that purpose. The Secretary shall issue notices for all meetings, except notices for special meetings of directors called at the request of a majority of directors as provided in section 5 of Article III of these bylaws, which notice may be issued by such directors. The Secretary shall make such reports and perform such other duties as are incident to his office, or which may be required of him by the Board of Directors.

7. Compensation. The salaries and other compensation of the officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.

8. Delegation of Duties. In case of the death, absence, refusal or inability to act of any officer of the corporation, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer, or to any director or other person.

9. Bonds. The Board of Directors may, by resolution, require any or all of the officers to give bonds to the corporation with sufficient surety or sureties, conditioned on the faithful performance of the duties of such office and to comply with such other conditions as may be required by the Board of Directors.

ARTICLE V – INDEMNIFICATION

The corporation shall indemnify any current or former director who was or is a party, or is threatened to be made a party, to any claim, action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or of another corporation, partnership, enterprise or benefit plan, if serving at the request of the corporation) against Liabilities and Expenses (as defined in Miss. Code Ann. Section 79-4-8.50) incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests and, in the case of any criminal proceedings, he had no reasonable cause to believe his conduct was unlawful. Any such director shall be entitled to indemnification hereunder, and it shall not be necessary for the Board of Directors or any other person or group to authorize indemnification in the specific case.

The indemnification provided by the preceding paragraph shall not be deemed exclusive of, and shall be in addition to, any other rights to which such current or former director may be entitled under any statute; rule of law, provision in the corporation’s bylaws, shareholder agreement, shareholder vote, Board of Director resolution or otherwise.

The corporation shall pay for or reimburse reasonable expenses incurred by any current or former director if the conditions set out in Miss. Code Ann. section 79-4-8.53 are satisfied and the director provides the corporation with reasonable security that he will be able to repay any advance if it is ultimately determined that he did not meet the standard of conduct.

In no event; however, shall any current or former director be entitled to indemnification: (a) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him.

ARTICLE VI – INSPECTION OF BOOKS; RECORDS

1. Right of Inspection. Any shareholder of the corporation, upon five business days written demand, is entitled to inspect and copy, in person or by agent or attorney, during regular business hours at the corporation’s principal office any of the records described in Miss. Code Ann. Section 79-4-16.01(e). Any shareholder meeting the requirements of Miss. Code Ann. Section 79-4-l6.02(c), upon five business days written demand, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, the records specified in Miss. Code Ann. Section 79-4-16.02(b). Shareholders shall have no right to inspect any of the aforementioned corporate books, records and documents except as provided above. The corporation may impose a reasonable charge, covering the cost of labor and materials, for copies of any documents provided to a shareholder.

2. Maintenance of Records. The corporation shall maintain the records required by Miss. Code Ann. Section 79-4-16.01 and shall provide its shareholders with the reports required by Miss. Code Ann. Sections 79-4-16.20 and 79-4-16.21.

ARTICLE VII – ISSUANCE OF SHARES

The corporation may, from time to time, issue its shares of stock for such consideration as may be fixed by the Board of Directors and determined to be adequate. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Any and all shares so issued for which the consideration so fixed shall have been received shall be deemed validly issued, fully paid and nonassessable.

ARTICLE VIII – CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. Form of Certificate. Shares may, but need not be, represented by certificates. If certificates are issued, they shall contain such information as is required by law, but otherwise shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed (either manually or in facsimile) by the President and by the

Secretary or by any two officers authorized by the Board of Directors.

2. Registration. Registered shareholders or the beneficial owner of shares registered in the name of a nominee (if the shareholder and nominee file a certificate with the corporation designating the shares owned by the beneficial owner) only shall be entitled to be treated by the corporation as holders of the shares standing in their respective names, and the corporation shall’ not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Mississippi.

3. Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the secretary or a transfer agent of the corporation and upon surrender of the certificate or certificates representing such shares properly endorsed for transfer and upon payment of all necessary transfer taxes. No transfer of shares of the corporation shall be valid as against the corporation until such a transfer shall have been entered on the books of the corporation.

4. Lost, Destroyed, Stolen or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the corporation shall issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors may, in its discretion, as a condition to the issuance of any new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representative, to make proof satisfactory to the Board of Directors of such loss, destruction, theft or mutilation and to give the corporation and its transfer agents and registrars, or such of them as the Board of Directors may require, a bond in such form, in such sums and with such surety or sureties as the Board of Directors may direct, to indemnify the corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

ARTICLE IX – RESTRICTIONS ON TRANSFER OF SHARES

The transferability of the shares in the corporation may be restricted by a shareholders agreement, the articles of incorporation or by an amendment to these bylaws adopted by the affirmative vote of 100 percent of the outstanding shares of the corporation.

ARTICLE X – FINANCE

1. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

2. Dividends. The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions as provided by law.

ARTICLE XI – WAIVER

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein delivered to the corporation for inclusion in the corporate minutes or filing with the corporate records shall be deemed eguivalent to the giving of such notice.

ARTICLE XII – AMENDMENTS

Subject to law and any contrary provision of the articles of incorporation, and except for any bylaw made by the shareholders which prohibits amendment or repeal by the Board of Directors or which adopts, amends or repeals a bylaw that fixes a greater voting or quorum requirement for shareholders than is otherwise required by law, the Board of Directors may make bylaws and, from time to time, may adopt, alter, amend or repeal any bylaws, but any bylaws made by the Board of Directors may be altered, amended or repealed by the shareholders at any annual or special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of any special meeting.